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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-   ) pertaining to the Amended and Restated CyberCash, Inc. 1995
Non-Employee Directors' Stock Option Plan of our reports, dated January 26, 1999, with respect to the consolidated financial statements and schedule of CyberCash, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/   Ernst & Young LLP

Vienna, Virginia
April 28, 1999